Exhibit 99.1

SPX Announces Board Members for SPX Corporation and SPX FLOW, Inc.

•                  Patrick O’Leary Elected to Serve as Chairman of Board for SPX Corporation

•                  Chris Kearney Elected to Serve as Chairman of Board for SPX FLOW, Inc.

•                  Spin-Off of SPX FLOW, Inc. Expected to be Completed Near the End of Q3 2015

CHARLOTTE, NC — August 14, 2015 — SPX Corporation (NYSE:SPW) today announced members of the Boards of Directors for both future companies, SPX Corporation and SPX FLOW, Inc., effective upon completion of the previously announced spin-off of SPX FLOW, Inc., which is expected to be completed near the end of Q3 2015.

Chris Kearney, Chairman, President and CEO of SPX said, “Today’s announcement marks another significant milestone towards the successful completion of our separation into two, independent publicly traded companies.  We are very pleased to have assembled a strong Board of Directors for both future companies, comprised of exceptional leaders with proven track records of execution and diverse professional backgrounds.”

The Company also announced today that Michael Mancuso, who has served on the SPX Corporation Board since 2004, has informed the Company that he plans to retire as a director of the Company as of the effective date of the spin-off.

Contingent upon, and effective as of the completion of the spin-off, the Board of Directors for both future companies has been appointed as follows:

SPX Corporation:

•                  Patrick J. O’Leary, the former Executive Vice President and Chief Financial Officer of SPX Corporation who retired in August 2012, has been elected to serve as Chairman of the Board of Directors for SPX Corporation.

•                  Christopher J. Kearney, who is currently Chairman, President and CEO of SPX Corporation, has announced his intent to step down from that role, yet will remain a board member of SPX Corporation and also serve as Chairman, President and CEO of SPX FLOW, Inc. upon completion of the spin-off.

•                  Gene Lowe, who is currently the President of SPX’s Thermal Equipment and Services segment and will serve as President and CEO of SPX Corporation upon completion of the spin-off.

•                  Rick D. Puckett, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Snyder’s Lance Inc.

•                  Tana L. Utley, Vice President of the Large Power Systems Division at Caterpillar Inc.

Two additional members are expected to be appointed to the SPX Corporation Board of Directors within the coming weeks and prior to the effective date of the spin-off.

SPX FLOW, Inc.:

•                  Christopher J. Kearney, will assume the role of Chairman of the Board of Directors for SPX FLOW, Inc.

•                  Anne K. Altman, General Manager, U.S. Federal and Government Industries at IBM

•                  Patrick D. Campbell, retired Senior Vice President and Chief Financial Officer of 3M Company

•                  Emerson U. Fullwood, retired Corporate Vice President of Xerox Corporation

•                  Robert F. Hull, Chief Financial Officer of Lowe’s Companies, Inc.

•                  Terry S. Lisenby, retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation

•                  David V. Singer, retired Chief Executive Officer of Snyder’s-Lance, Inc.

About the “NEW” SPX Corporation (remaining company):  Based in Charlotte, North Carolina, following the spinoff of its FLOW business, the “NEW” SPX Corporation will be a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment.  The “NEW” SPX Corporation is expected to have approximately $2 billion in annual revenues and approximately 6,000 employees worldwide.  Following the spinoff of its FLOW business, SPX Corporation will be listed on the New York Stock Exchange under a new ticker symbol, “SPXC”.  For more information, please visit www.spx.com.

About SPX FLOW, Inc. (spinoff company):  Based in Charlotte, North Carolina, SPX FLOW, Inc. is a leading global supplier of highly engineered flow components, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets.  SPX FLOW, Inc. is expected to have approximately $2.5 billion in annual revenues and approximately 8,000 employees with operations in over 35 countries and sales in over 150 countries around the world.  Following the spinoff, SPX FLOW, Inc. will be listed on the New York Stock Exchange under the ticker symbol “FLOW”.   For more information and the most recent Form 10 filing, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read this press release in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor

704-752-4486

E-mail: investor@spx.com